UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Harvest Capital Credit Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-1396995
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

767 Third Avenue, 25th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.125% Notes due 2022	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-218821

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 6.125% Notes due 2022 (the “Notes”) of Harvest Capital Credit Corporation, a Delaware corporation (the “Registrant”), is incorporated herein by reference to the information set forth in the sections captioned “Summary of the Specific Terms of the Notes and the Offering” and “Description of the Notes” in the Registrant’s final prospectus, dated August 21, 2017, as filed with the Securities and Exchange Commission on August 23, 2017 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference. The Notes are expected to be listed on the NASDAQ Global Market and to trade thereon within 30 days of the original issue date under the trading symbol “HCAPZ.”

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

4.1

Form of Base Indenture between the Registrant and U.S. Bank National Association (Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, File No. 333-198362, filed on November 7, 2014).

4.2	Second Supplemental Indenture between the Registrant and U.S. Bank National Association (Filed herewith).

4.3	Form of Global Note with respect to the 6.125% Notes due 2022 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 24, 2017	Harvest Capital Credit Corporation

	By:	/s/ Craig R. Kitchin
Craig R. Kitchin
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

4.1

Form of Base Indenture between the Registrant and U.S. Bank National Association (Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, File No. 333-198362, filed on November 7, 2014).

4.2	Second Supplemental Indenture between the Registrant and U.S. Bank National Association (Filed herewith).

4.3	Form of Global Note with respect to the 6.125% Notes due 2022 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).